UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 1, 2006

Peak International Limited

(Exact Name of Registrant as specified in Charter)

Bermuda	0-29332	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

38507 Cherry Street, Unit G

Newark, California 94560

(Address of principal executive offices) (Zip Code)

Telephone: (510) 449-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 1, 2006, Peak International Limited (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Financial Leadership Group, LLC (“FLG”). Pursuant to the Consulting Agreement, FLG will be paid $20,833 per month as compensation for its services. FLG will provide one of its members, John Supan, to provide services typical of a Chief Financial Officer of a NASDAQ-listed company at the Company’s headquarters in Hong Kong, in Shenzhen, PRC, and other facilities of the Company. FLG will be eligible for a discretionary bonus at the sole determination of the Company. In addition, the Company will bear additional costs relating to certain residency in Hong Kong, transportation and out of pocket expenses. The term of the Consulting Agreement is for three months, renewable in one month increments by the Company upon 30 days’ notice to and acceptance by John Supan.

In addition, pursuant to the Consulting Agreement FLG, John Supan and their heirs, executors or administrators are indemnified as to all actions, costs, charges, losses, damages, liabilities and expenses that are incurred as a result of any act done or omitted in the execution of the services performed on behalf of the Company provided that the Company will not be obligated to make payments to any person (i) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part therof) was authorized or consented to by the Board of Directors of the Company or (ii) in respect of any gross negligence or willful misconduct which may attach to such persons.

FLG and John Supan will have no liability to the Company relating to the performance of their duties under the Consulting Agreement except in the event of FLG’s or John Supan’s gross negligence or willful misconduct.

The description set forth above is qualified in its entirety by reference to the Consulting Agreement, which is filed hereto as Exhibit 10.1 to this Form 8-K.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 1, 2006, the Company appointed John Supan as Interim Chief Financial Officer while the Company conducts a search for its permanent CFO. Mr. Supan succeeded Katie Fung, who served as the Company’s Chief Financial Officer and previously served as Vice President, Principal Accounting Officer and Vice President, Finance, of the Company. Ms. Fung will continue to serve as the Company’s Principal Accounting Officer. A copy of the Company’s related press release is furnished hereto as Exhibit 99.1.

Mr. Supan, 55, has been serving as a principal with Financial Leadership Group, LLC since November of 2005. Financial Leadership Group, LLC is a firm specializing in providing CFO-level services to both private and public companies. From the beginning of 2003 to 2005, Mr. Supan was Chief Financial Officer for Fast Track Systems, a company providing clinical trial software and data solutions to the pharmaceutical industry. From 2000 to 2002, Mr. Supan was Chief Financial Officer for Argonaut Technologies, Inc., a drug development instrumentation company.

For a description of the material terms of the Consulting Agreement between the Company and Mr. Supan, see Item 1.01 above, which description is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated May 1, 2006, by and between Peak International Limited and Financial Leadership Group, LLC.

99.1	Press Release of Peak International Limited, dated May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2006	PEAK INTERNATIONAL LIMITED

/s/ John Supan
	Name:	John Supan
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement, dated May 1, 2006, by and between Peak International Limited and Financial Leadership Group, LLC.

99.1	Press Release of Peak International Limited, dated May 4, 2006.